Exhibit 10.3
Walter Investment Management Corp.
1999 Equity Incentive Plan
Nonqualified Option Award Agreement

Walter Investment Management Corp.
1999 Equity Incentive Plan
Nonqualified Option Award Agreement
     You have been selected to receive a grant of nonqualified Options pursuant to the Walter Investment Management Corp. 1999 Equity Incentive Plan (the “Plan”), as specified below:
     Participant:

     Date of Grant:

     Number of Shares Covered by This Option:

     Option Price:

     Date of Expiration:

     Vesting of Options:

Portion of
Vesting Date	Options Vesting

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified Option by Walter Investment Management Corp., a Maryland corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing this Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

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1.	Grant of Options. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above, at the stated Option Price, which is one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant, in the manner and subject to the terms and conditions of the Plan and this Agreement.

2.	Exercise of Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the Option vests (according to the vesting schedule set forth above), provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined on page 1 of this Agreement). This Option may be exercised in whole or in part, but not for less than one hundred (100) Shares at any one time, unless fewer than one hundred (100) Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

3.	Termination of Service.
(a)	By Death. In the event the employment of the Participant with the Company is terminated by reason of death, the portion of the Option not yet vested as of the date of death shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for twelve (12) months after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution.

(b)	By Disability. In the event the employment of the Participant with the Company is terminated by reason of Disability, the portion of the Option not yet vested as of the date of termination shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for twelve (12) months after the date of termination, whichever period is shorter.

For purposes of this Agreement, disability shall be defined as a “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

(c)	For Cause. In the event the employment of the Participant with the Company is involuntarily terminated for Cause, all vested and unvested options shall be forfeited.

For purposes of this Agreement, Cause means the Participant’s:
i)	Willful failure to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s Disability), after a written demand for substantial performance is delivered to the Executive that specifically identifies the manner in which the Company believes that the Executive has not substantially performed such duties, and the Executive has failed to remedy the situation, to the extent possible, within fifteen (15) business days of such written notice from the Company, or such longer time as may be reasonably required to remedy the situation, but no longer than forty-five (45) calendar days;

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ii)	Conviction of, or plea of guilty or nolo contendere, to any felony which, in the discretion of the Compensation and Human Resources Committee of the Company’s Board of Directors, is materially injurious to the Company or its reputation or which compromises the Executive’s ability to perform the Executive’s job function, or any other crime involving moral turpitude or the personal enrichment of the Executive at the expense of the Company;

iii)	Willful violation of any of the covenants contained in the Participant’s employment agreement (e.g., Noncompete, Nonsolicitation, Confidentiality, etc.), as applicable;

iv)	Act of dishonesty resulting in or intending to result in personal gain at the expense of the Company; or

v)	Engaging in any act that is intended, or may be reasonably expected, to harm the reputation, business prospects, or operations of the Company.
For purposes of this Section 3, no act or omission by the Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act or failure to act based upon: (i) authority given pursuant to a resolution duly adopted by the Board; or (ii) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company.

(d)	For Other Reasons. Subject to the Compensation and Human Resource Committee’s (the “Committee”) discretion, if the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a) through 3(c) herein, the portion of the Option not yet vested as of the date of termination shall be forfeited. The portion of the Option vested as of the effective date of termination shall remain exercisable at any time prior to its expiration date, or for twelve (12) months after the effective date of termination, whichever period is shorter.
4.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company and prior to the Participant’s termination of employment, the Participant shall become immediately fully vested without restriction in all Options granted pursuant to this Agreement.

5.	Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

6.	Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, shall be equitably adjusted by the Committee to prevent dilution or enlargement of rights.

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7.	Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased.

The Option Price upon exercise of this Option shall be payable to the Company in full as provided for in the Plan.

As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the participant’s rights under this Agreement, including the number of shares for which his or her Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

8.	Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.	Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

10.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s service at any time.

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11.	Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant acknowledges and agrees that the Company shall have the power and the right to deduct or withhold, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement should Participant fail to make timely payment of all taxes due.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

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(h)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland.

(i)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

(j)	This Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

Walter Investment Management Corp.
By:

ATTEST:

Participant
Participant’s name and address:

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